UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a -6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

CIVITAS SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

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	(1)	Amount Previously Paid:
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CIVITAS SOLUTIONS, INC. ANNOUNCES FILING OF PRELIMINARY PROXY STATEMENT FOR PROPOSED MERGER AND DECISION NOT TO HOLD 2019 ANNUAL MEETING OF STOCKHOLDERS IN MARCH 2019

Boston, MA – January 22, 2019 – Civitas Solutions, Inc. (“Civitas”) announced today that it has filed a preliminary proxy statement with the Securities and Exchange Commission for a special meeting of stockholders to consider the previously announced definitive merger agreement between Civitas and funds advised by Centerbridge Partners, L.P. (“Centerbridge”). In light of the proposed merger, Civitas will not hold its 2019 annual meeting of stockholders on March 8, 2019.

The date of the special meeting of stockholders will be specified in a definitive proxy statement to be mailed to Civitas’ stockholders.

About Civitas

Civitas Solutions, Inc. is the leading national provider of home- and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs. Since our founding in 1980, we have evolved from a single residential program to a diversified national network offering an array of quality services in 36 states.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Civitas and an affiliate of Centerbridge. A stockholder meeting will be announced soon to obtain stockholder approval of the proposed merger. Civitas has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of Civitas and will contain important information about the proposed transaction and related matters. INVESTORS OF CIVITAS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CIVITAS, CENTERBRIDGE AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Civitas with the SEC at the SEC’s website at www.sec.gov, at Civitas’ website at www.civitas-solutions.com or by sending a written request to Civitas at 313 Congress Street, Boston, MA 02210; Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation

Civitas and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding Civitas’ directors and executive officers is set forth in Civitas’ Amendment No. 1 on Form 10-K/A filed on January 22, 2019. Additional information regarding persons who may be deemed to be participants in soliciting proxies and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement for the special meeting of stockholders when it is filed with the SEC.

Contact

Civitas Solutions, Inc.

Dwight Robson, 617-790-4800

Chief Public Strategy and Marketing Officer

Dwight.robson@civitas-solutions.com